CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 33-41629 under the Securities Act of 1933 (also referred as Amendment No. 46 to Registration Statement No. 811-04440 under the Investment Company Act of 1940) of Sun Life (N.Y.) Variable Account C on Form N-4 of our report dated April 20, 2007, relating to the financial statements of Regatta NY, Regatta Gold NY, Regatta Extra NY, Sun Life Financial Masters Flex NY, Sun Life Financial Masters Extra NY, Sun Life Financial Masters Access NY, Sun Life Financial Masters Choice NY, Sun Life Financial Masters Reward NY and Sun Life Financial Masters Select NY Sub-Accounts, appearing in the Regatta NY Variable and Fixed Annuity Statement of Additional Information of Sun Life (N.Y.) Variable Account C, which is part of such Registration Statement, and to the use of our report dated March 27, 2007 (which expresses an unqualified opinion and includes an explanatory paragraph, relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, as described in Note 1), relating to the consolidated financial statements of Sun Life Insurance and Annuity Company of New York, also appearing in the Regatta NY Variable and Fixed Annuity Statement of Additional Information of Sun Life (N.Y.) Variable Account C, and to the incorporation by reference in the MFS Regatta NY Prospectus, which is part of such Registration Statement, of our report dated March 27, 2007 (which expresses an unqualified opinion and includes an explanatory paragraph, relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, as described in Note 1), appearing in the Annual Report on Form 10-K of Sun Life Insurance and Annuity Company of New York for the year ended December 31, 2006.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Statement of Additional Information.

/s/Deloitte & Touche LLP
Boston, Massachusetts
May 21, 2007